Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 28, 2019, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-227679) and related Prospectus of EnVen Energy Corporation, for the registration of its Class A common stock.

/s/ Ernst & Young LLP

Houston, Texas

April 5, 2019